AMENDED AND RESTATED BYLAWS
OF
TD SYNNEX CORPORATION
(a Delaware corporation)

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4.2	Appointment	17
4.3	Tenure	17
4.4	The Chief Executive Officer	18
4.5	The President	18
4.6	The Vice President	18
4.7	The Secretary	18
4.8	The Assistant Secretary	19
4.9	The Chief Financial Officer	19
4.10	The Treasurer	19
4.11	Bond	19
4.12	Delegation of Authority	19

ARTICLE 5 Notices		19

5.1	Delivery	19
5.2	Waiver of Notice	20

ARTICLE 6 Indemnification		20

6.1	Right to Indemnification	20
6.2	Right to Advancement of Expenses	20
6.3	Right of Indemnitee to Bring Suit	21
6.4	Non-Exclusivity of Rights	22
6.5	Insurance	22
6.6	Nature of Rights	22
6.7	Severability	22

ARTICLE 7 Capital Stock		22

7.1	Certificates for Shares	22
7.2	Signatures on Certificates	23
7.3	Transfer of Stock	23
7.4	Registered Stockholders	23
7.5	Lost, Stolen or Destroyed Certificates	23

ARTICLE 8 General Provisions		23

8.1	Dividends	24
8.2	Checks	24
8.3	Corporate Seal	24
8.4	Execution of Corporate Contracts and Instruments	24
8.5	Representation of Shares of Other Corporations	24

ARTICLE 9 Amendments		24

ARTICLE 10 Exclusive Forum		25

10.1	Exclusive Forum; Delaware Chancery Court	25
10.2	Exclusive Forum; Federal District Courts	25
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AMENDED AND RESTATED BYLAWS
OF
TD SYNNEX CORPORATION
(a Delaware corporation)
ARTICLE 1
Offices
1.1Principal Office. The registered office of the corporation shall be 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent in charge thereof is The Corporation Trust Company.
1.2Additional Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors (the “Board”) may from time to time designate or the business of the corporation may require.
ARTICLE 2
Meeting of Stockholders
2.1Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these Bylaws, or, if not so designated, at the principal executive offices of the corporation. The Board may, in its sole discretion, (a) determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication, or (b) permit participation by stockholders at such meeting by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).
2.2Annual Meeting. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect by a plurality vote a board of directors. The stockholders shall also transact such other business as may properly be brought before the meetings. Except as otherwise restricted by the certificate of incorporation of the corporation, as may be amended and restated from time to time (the “Restated Certificate of Incorporation”) or applicable law, the Board may postpone, reschedule or cancel any annual meeting of stockholders.
2.3Advance Notice of Business to be Brought before a Meeting.
(a)At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder of record. A motion related to business proposed to be brought before any stockholders’ meeting may be made by any stockholder entitled to vote if the business proposed is otherwise proper to be brought before the meeting. However, any such stockholder may propose business to be brought before a meeting only if such stockholder has given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to propose such business.
(b)Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the corporation and (ii) provide any updates or supplements to such notice at the time and in the forms required by this Section 2.3. To be timely, the stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation, not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the anniversary of the date that the corporation’s proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the Secretary of the corporation not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods, “Timely Notice”). For the purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c)To be in proper form for purposes of this Section 2.3, a stockholder’s notice to the Secretary of the corporation shall set forth:
(i)As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appears on the corporation’s books and records); and (2) the number of shares of each class or series of stock of the corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (1) and (2) are referred to as “Stockholder Information”);
(ii)As to each Proposing Person, (1) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of stock of the corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (2) any rights to dividends on the shares of any class or series of stock of the corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the corporation or any of its officers or directors, or any affiliate of the corporation, (4) any other material relationship between such Proposing Person, on the one hand, and the corporation or any affiliate of the corporation, on the other hand, (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (6) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (7) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (7) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
(iii)As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) or person(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of stock of the corporation or other person or entity (including the names of such other holder(s), person(s) or entity(ies)) in connection with the proposal of such business by such stockholder and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.3(c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(d)For purposes of this Section 2.3, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(e)A Proposing Person shall update and supplement its notice to the corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.3 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by, the Secretary at the principal executive offices of the corporation (i) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (ii) not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(f)Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.3. The presiding person of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.3, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
(g)This Section 2.3 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the corporation’s proxy statement. In addition to the requirements of this Section 2.3 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.3 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(h)The Chair of the Board (or such other person presiding at the meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.3, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
2.4Advance Notice of Nominations for Election of Directors at a Meeting.
Subject to the rights, if any, of holders of preferred stock to vote separately to elect directors:
(a)Nominations of any person for election to the Board at an annual meeting or at a special meeting (but, in the case of a special meeting, only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these Bylaws, or (ii) by a stockholder present in person who (A) was a stockholder of record of the corporation (and with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the corporation) both at the time of giving the notice provided for in Section 2.4(b) and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.4 and Section 2.5 as to such notice and nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a Person or Persons for election to the Board at any annual meeting or special meeting of stockholders.
(b)Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, or, subject to the limitations set forth in these Bylaws, at a special meeting of the stockholders, the stockholder must (i) in the case of an annual meeting, provide Timely Notice (as defined in Section 2.3(b) of these Bylaws) thereof in writing and in proper form to the Secretary of the corporation, and in the case of a special meeting, provide notice thereof in writing and in proper form to the Secretary of the Corporation, such notice which must be received at, the principal executive offices of the corporation not more than one hundred twenty (120) days prior to such special meeting and not later than the close of business on the ninetieth (90th) day prior to such special meeting or, if later, then the close of business on the tenth (10th) day following the day on which public announcement of the date of such special meeting is first made, (ii) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth by this Section 2.4 and Section 2.5, and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4 and Section 2.5. The number of nominees a stockholder may nominate for election at the meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.
(c)In no event shall any adjournment or postponement or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(d)To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:
(i)As to each Nominating Person, the Stockholder Information (as defined in Section 2.3(c)(i), except that for purposes of this Section 2.4, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(c)(i));
(ii)As to each Nominating Person, any Disclosable Interests (as defined in Section 2.3(c)(ii), except that for purposes of this Section 2.4, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.3(c)(ii), and the disclosure with respect to the business to be brought before the meeting in Section 2.3(c)(ii) shall be made with respect to nomination of each person for election as a director at the meeting); and
(iii)As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.4 and Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(a).
(e)For purposes of this Section 2.4, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made and (iii) any other participant in such solicitation.
(f)A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (i) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (ii) not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(g)In addition to the requirements of this Section 2.4 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
2.5Additional Requirements for Valid Nomination of Candidates to Serve as Directors and, if Elected, to be Seated as Directors.
(a)To be eligible to be a candidate for election as a director of the corporation at a meeting, a candidate must be nominated in the manner prescribed in Section 2.4 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the corporation, (i) a completed written questionnaire (in the form provided by the corporation upon written request therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the corporation upon written request therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation, or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the corporation that has not been disclosed to the corporation, and (C) if elected as a director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).
(b)The Board may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the corporation.
(c)A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.5, if necessary, so that the information provided or required to be provided pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (or any other office specified by the corporation in any public announcement) (i) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (ii) not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.
(d)In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(e)No candidate shall be eligible for nomination as a director of the corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.4 and this Section 2.5, as applicable. The presiding person at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.4 or this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the votes cast for the nominee in question) shall be void and of no force or effect.
(f)Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination by a Nominating Person shall be eligible to be seated as a director of the corporation unless nominated and elected in accordance with Section 2.4 and this Section 2.5.
2.6Special Meetings.
(a)General. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, by the Chief Executive Officer or Secretary (i) at the request of the Chair of the Board, the Chief Executive Officer, or the President of the Corporation, (ii) by a resolution duly adopted by the affirmative vote of a majority of the Board, or (iii) solely to the extent allowed under Section 2.6(b). Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Except as otherwise restricted by the Restated Certificate of Incorporation or applicable law, the Board may postpone, reschedule or cancel any special meeting of stockholders called pursuant to clause (i) or (ii) above.
(b)Stockholder Requested Meetings.
(i)Special meetings of stockholders (each a “Stockholder Requested Special Meeting”) shall be called by the Chief Executive Officer or Secretary upon the written request of a stockholder (or a group of stockholders formed for the purpose of making such request) who or which has Net Beneficial Ownership (as defined below) of twenty-five percent (25%) or more of the outstanding common stock of the corporation (the “Required Percent”) and who held that amount in a net long position for at least one year, each as of the date of submission of the request. Compliance by the requesting stockholder or group of stockholders with the requirements of this section and related provisions of these Bylaws shall be determined in good faith by the Board, which determination shall be conclusive and binding on the corporation and the stockholders. “Net Beneficial Ownership” (and its accompanying terms), when used to describe the nature of a stockholder’s ownership of common stock of the corporation, shall mean those shares of common stock of the corporation as to which the stockholder in question possesses (A) the sole power to vote or direct the voting, (B) the sole economic rights of ownership (including the sole right to profits and the sole risk of loss), and (C) the sole power to dispose of or direct the disposition. The number of shares calculated in accordance with clauses (A), (B) and (C) shall not include any shares (1) sold by such stockholder in any transaction that has not been settled or closed, (2) borrowed by such stockholder for any purposes or purchased by such stockholder pursuant to an agreement to resell or (3) subject to any option, warrant, derivative or other agreement or understanding, whether any such arrangement is to be settled with shares of common stock of the corporation or with cash based on the notional amount of shares subject thereto, in any such case which has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such stockholder’s rights to vote or direct the voting and full rights to dispose or direct the disposition of any of such shares or (y) offsetting to any degree gain or loss arising from the sole economic ownership of such shares by such stockholder.
(ii)A request for a Stockholder Requested Special Meeting must be signed by the Net Beneficial Owners of the Required Percent of the corporation’s common stock (or their duly authorized agents) and be delivered to the Secretary at the principal executive offices of the corporation by registered mail, return receipt requested.
Such request shall (A) set forth a statement of the specific purpose or purposes of the Stockholder Requested Special Meeting and the matters proposed to be acted on at such meeting, (B) include the date of signature of each stockholder (or duly authorized agent) signing the request, (C) set forth (w) the name and address, as they appear in the corporation’s books, of each stockholder signing such request or, if such stockholder of record is a nominee or custodian, the beneficial owner on whose behalf such requests is signed, (x) an affidavit by each such person stating the number of shares of common stock of the corporation as to which such stockholder or beneficial owner has Net Beneficial Ownership, (y) evidence of the fact and duration of such stockholder’s or beneficial owner’s beneficial ownership of such stock consistent with that which is required under Regulation 14A under the Exchange Act, and (z) a certification from each such stockholder that the stockholders signing the request in the aggregate satisfy the Net Beneficial Ownership requirement of these Bylaws, (D) set forth all information relating to each such stockholder or beneficial owner that must be disclosed in solicitations of proxies for the election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act, (E) describe any material interest of each such stockholder or beneficial owner in the specific purpose or purposes of the Stockholder Requested Special Meeting, (F) include a representation that at least one of the stockholders signing the request, or a qualified representative of at least one such stockholder, intends to appear to present the item of business to be brought before the Stockholder Requested Special Meeting, and (G) include an acknowledgment by each stockholder and any duly authorized agent that any disposition of shares of common stock of the corporation as to which such stockholder has Net Beneficial Ownership as of the date of delivery of the request for the Stockholder Requested Special Meeting and prior to the record date for the Stockholder Requested Special Meeting by such stockholder shall constitute a revocation of such request with respect to such shares. In addition, the stockholder and any duly authorized agent shall promptly provide any other information reasonably requested by the corporation to allow it to satisfy its obligations under applicable law.
Any requesting stockholder may revoke a request for a Stockholder Requested Special Meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the corporation. If, following such revocation at any time before the date of the Stockholder Requested Special Meeting, the remaining requests are from stockholders holding in the aggregate less than the Required Percent, the Board, in its discretion, may cancel the Stockholder Requested Special Meeting.
(iii)Notwithstanding the foregoing, the Chief Executive Officer or Secretary shall not be required to call a Stockholder Requested Special Meeting if (A) the request for such meeting does not comply with this Section 2.6(b) or Sections 2.3, 2.4 and 2.5 of these Bylaws, (B) the Board or any individual authorized by Section 2.6(a) above has called or calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which the request for a Stockholder Requested Special Meeting has been delivered to the Secretary (the “Delivery Date”), (C) the request is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (D) the request contains an identical or substantially similar item (a “Similar Item”) to an item that was presented at any meeting of stockholders held within one hundred and twenty (120) days prior to the Delivery Date (and, for purposes of this clause (D) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (E) the request relates to an item of business that is not a proper subject for action by the stockholders of the corporation under applicable law, or (F) the request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
(iv)Any Stockholder Requested Special Meeting shall be held at such date, time, and place within or without the state of Delaware as may be fixed by the Board; provided, however, that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. The date of any Stockholder Requested Special Meeting shall be not more than sixty (60) days after the record date for such meeting, which shall be fixed in accordance with Section 2.13 of these Bylaws. In fixing a date and time for any Stockholder Requested Special Meeting, the Board may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the special meeting and any plan of the Board to call an annual meeting or a special meeting.
(v)Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the request; provided, however, that nothing herein shall prohibit the corporation from submitting matters to a vote of the stockholders at any Stockholder Requested Special Meeting.
(vi)Notwithstanding the provisions of Section 2.10 of these Bylaws, if a quorum is not present at any Stockholder Requested Special Meeting, the Chair of the Board, the Board, and the corporation shall have no obligation to postpone or adjourn such Stockholder Requested Special Meeting (but may adjourn the Stockholder Requested Special Meeting pursuant to Section 2.10), and further, may cancel such Stockholder Requested Special Meeting;

and each of the same shall have fulfilled their respective obligations under this Section 2.6(b) with respect to such Stockholder Requested Special Meeting.
2.7Notice of Meetings. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, written notice of each meeting of stockholders, annual or special, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.
When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the date, time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, time and means of remote communications, if any, of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
2.8List of Stockholders. The corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days ending on the date before the meeting date (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation.
2.9Organization and Conduct of Business. The Chair of the Board or, in his or her absence, the Chief Executive Officer or President of the corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chair of the meeting. In the absence of the Secretary of the corporation, the Secretary of the meeting shall be such person as the Chair appoints.

The Chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.
2.10Quorum and Adjournments. Except where otherwise provided by law or the Restated Certificate of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the Chair of the meeting or a majority of the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented.
2.11Voting Rights. Unless otherwise provided in the DGCL or the Restated Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.
2.12Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of an applicable statute or of the Restated Certificate of Incorporation or of these Bylaws, or of the rules of any stock exchange upon which the corporation’s securities are listed, a different vote is required in which case such express provision shall govern and control the decision of such question.
2.13Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to vote, or entitled to receive payment of any dividend or other distribution, or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any other action to which the record date relates. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
2.14Proxies. Every stockholder entitled to vote at a meeting of stockholders shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three (3) years from the date of the proxy, unless otherwise provided in the proxy.
2.15Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.
2.16Action Without a Meeting. No action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
ARTICLE 3
Directors
3.1Number, Election, Tenure and Qualifications. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board or stockholders at the annual meeting or any special meeting called for that purpose. The classes of directors that shall constitute the whole Board shall be as provided in the Restated Certificate of Incorporation.
At each meeting of the stockholders where the election of directors is a matter specified in the notice of such meeting, directors shall be elected by a plurality of votes cast, except as otherwise provided in Section 3.2 of this Article, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death, or incapacity.
In connection with any annual meeting, the Chair of the Board (or such other person presiding at such meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
Directors shall serve as provided in the Restated Certificate of Incorporation. Directors need not be stockholders.
3.2Enlargement and Vacancies. The number of members of the Board may be increased at any time by vote of a majority of the directors then in office. Except as otherwise provided by the Restated Certificate of Incorporation, subject to the rights of the holders of any series of preferred stock then outstanding, sole power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be vested in the Board through action by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election at which the term of the class to which they have been elected expires and until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, the Restated Certificate of Incorporation, or these Bylaws, may exercise the powers of the full Board until the vacancy is filled.
3.3Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or the Restated Certificate of Incorporation.
3.4Powers. The business of the corporation shall be managed by or under the direction of the Board which may exercise all such powers of the corporation and do all such lawful acts and things which are not by statute or by the Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.
3.5Chair of the Board. If the Board appoints a Chair of the Board, such Chair shall, when present, preside at all meetings of the stockholders and the Board. The Chair shall perform such duties and possess such powers as are customarily vested in the office of the Chair of the Board or as may be vested in the Chair by the Board.
3.6Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.
3.7Annual Meetings. The annual meetings of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, and an election of officers and the transaction of other business.

3.8Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination.
3.9Special Meetings. Special meetings of the Board may be called by the Chair of the Board, the Chief Executive Officer, the Secretary, or on the written request of two or more of the directors then in office. Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail, commercial delivery service, facsimile transmission, or by electronic mail or other electronic means, charges prepaid, sent to such director’s business or home address or email address, as applicable as they appear upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or by commercial delivery service, facsimile transmission, or electronic mail or other electronic means, it shall be so delivered at least four (4) hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.
3.10Quorum, Action at Meeting, Adjournments. At all meetings of the Board, a majority of directors then in office, shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, by the Restated Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
3.11Action Without Meeting. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee.
3.12Electronic or Telephonic Meetings. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any member of the Board or any committee thereof may participate in a meeting of the Board or of any committee, as the case may be, by means of video or telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.13Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all of the lawfully delegated powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution designating such committee or the Restated Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the conduct of its business by the Board.
3.14Fees and Compensation of Directors. The Board shall have the authority to fix the compensation of directors.
ARTICLE 4
Officers
4.1Officers Designated. The officers of the corporation shall be chosen by the Board and shall be the Chief Executive Officer, a Secretary and a Chief Financial Officer. The Board may also choose a President, a Chief Operating Officer, a Treasurer, one or more Vice Presidents, and one or more assistant Secretaries. Any number of offices may be held by the same person, unless the Restated Certificate of Incorporation or these Bylaws otherwise provide.
4.2Appointment. The Board at its first meeting after each annual meeting of stockholders shall choose the Chief Executive Officer, a Secretary and a Chief Financial Officer. Other officers may be appointed by the Board at such meeting, at any other meeting, or by written consent or may be appointed by the Chief Executive Officer pursuant to a delegation of authority from the Board.
4.3Tenure. The officers of the corporation shall hold office until their successors are appointed and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation, removal or incapacity. Any officer elected or appointed by the Board or by the Chief Executive Officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board or a committee duly authorized to do so, except that any officer appointed by the Chief Executive Officer may also be removed at any time by the Chief Executive Officer. Any vacancy occurring in any office of the corporation may be filled by the Board, at its discretion. Any officer may resign by delivering such officer’s written resignation to the corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.4The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board to the Chair of the Board, in the absence of the Chair of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board, shall have general and active management of the business of the corporation as determined from time to time by the Board and shall see that all orders and resolutions of the Board are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation.
4.5The President. The President shall, in the event there is no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for such person by the Board, the Chair of the Board, the Chief Executive Officer or these Bylaws.
4.6The Vice President. The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the Chief Executive Officer, the President, the Chair of the Board or these Bylaws.
4.7The Secretary. The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chair of the Board or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

4.8The Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.
4.9The Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer in charge of the general accounting books, accounting and cost records and forms. The Chief Financial Officer may also serve as the principal accounting officer and shall perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer.
4.10The Treasurer. The Treasurer (if one is appointed) shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties and to perform such other duties and have other powers as may from time to time be prescribed by the Board or the Chief Executive Officer.
4.11Bond. If required by the Board, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the Board, including without limitation a bond for the faithful performance of the duties of such officer’s office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer’s possession or under such officer’s control and belonging to the corporation.
4.12Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
ARTICLE 5
Notices
5.1Delivery. Whenever, under the provisions of law, or of the Restated Certificate of Incorporation or these Bylaws, written notice is required to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at such person’s address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or delivered to a nationally recognized courier service. Unless written notice by mail is required by law, written notice may also be given by commercial delivery services, facsimile transmission, electronic means or similar means, addressed to such director or stockholder at such person’s address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee. Oral notice or other in-hand delivery, in person or by telephone, shall be deemed given at the time it is actually given.

5.2Waiver of Notice. Whenever any notice is required to be given under the provisions of law or of the Restated Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Restated Certificate of Incorporation or these Bylaws.
ARTICLE 6
Indemnification
6.1Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ( hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 6.3 of this Article 6 with respect to proceedings, to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
6.2Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1 of this Article 6, an indemnitee shall also have the right to be paid by the corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director, officer, employee or agent (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking

(hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 6.2 or otherwise.
Notwithstanding the foregoing, unless such right is acquired other than pursuant to this Article 6, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if a determination is reasonably and promptly made (a) by the Board by a majority vote of the directors who are not or were not parties to the proceeding in respect of which indemnification is being sought (the “Disinterested Directors”), even though less than a quorum, or (b) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (c) if there are no Disinterested Directors or the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (d) by the stockholders of the corporation, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.
6.3Right of Indemnitee to Bring Suit. If a claim under Sections 6.1 or 6.2 of this Article 6 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 6 or otherwise shall be on the corporation.
6.4Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article 6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s certificate of incorporation, bylaws, agreement, vote of stockholders or directors, or otherwise.
6.5Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation, or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.
6.6Nature of Rights. The rights conferred upon indemnitees in this Article 6 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Any amendment, alteration, or repeal of this Article 6 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
6.7Severability. If any word, clause, provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE 7
Capital Stock
7.1Certificates for Shares. The shares of the corporation shall be represented by certificates or shall be uncertificated and evidenced by a book-entry system maintained by or through the corporation’s transfer agent or registrar. Certificates shall be signed by, or in the name of the corporation by, the Chair of the Board, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Secretary or an Assistant Secretary of the corporation. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required by the DGCL or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
7.2Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
7.3Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.
7.4Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
7.5Lost, Stolen or Destroyed Certificates. The corporation may direct that a new certificate or certificates or uncertificated shares be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and on such terms and conditions as the corporation may require. When authorizing the issue of a new certificate or certificates or uncertificated shares, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
ARTICLE 8
General Provisions

8.1Dividends. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the DGCL or the provisions of the Restated Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting or by unanimous written consent. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Restated Certificate of Incorporation.
8.2Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.
8.3Corporate Seal. The Board may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board.
8.4Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
8.5Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Secretary or any Assistant Secretary of this corporation is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any corporation or corporations standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.
ARTICLE 9
Amendments
Subject to the laws of the State of Delaware, the Board is expressly empowered to adopt, amend or repeal these Bylaws, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the corporation then in office. The stockholders shall also have power to adopt, amend or repeal these Bylaws, provided, however, that in addition to any vote of the holders of any class or series of stock of this corporation required by law or by the Restated Certificate of Incorporation of this corporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of these Bylaws.
ARTICLE 10
Forum of Adjudication of Disputes
10.1Exclusive Forum; Delaware Chancery Court. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of, or on behalf of, the corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or agent, or stockholder of the corporation to the corporation or the corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation of the corporation (as may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce, or determine the validity of the Restated Certificate of Incorporation or these Bylaws or (v) any action or proceeding asserting a claim governed by the internal affairs doctrine or asserting an “internal corporate claim” (as that term is defined in Section 115 of the DGCL) (any action, proceeding or claim described in clauses (i) through (v) being referred to as a “Covered Action”) shall, to the fullest extent permitted by law, be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state or federal court located within the State of Delaware). If any Covered Action is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall, to the fullest extent permitted by law, be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section 10.1 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 10.1
10.2Exclusive Forum; Federal District Courts. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933. Any person or entity purchasing or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 10.2
Failure to Enforce Exclusive Forum. Failure to enforce the provisions contained in this Article 10 would cause the corporation irreparable harm, and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.
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